As filed with the Securities and Exchange Commission on August 13, 2009

Registration Statement No. ◆

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIMBERLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1040	82-0291227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(208) 664-4859

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647
(303) 629-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth G. Sam, Esq.
Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐   Accelerated filer ☐     Non-accelerated filed ☐    Small reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Stock to be offered for resale by the selling shareholders	950,000(1)	$0.47(1)	$446,500	$25
Total	950,000	--	$446,500	$25

(1)

Estimated pursuant to Rule 457(c) under  the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sale prices for the Registrant’s common shares on August 10, 2009, as quoted on the NYSE Amex.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Security Holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the Selling Security Holder are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject To Completion: Dated August 13, 2009

Timberline Resources Corporation

950,000 SHARES OF COMMON STOCK

This prospectus relates to the sale, transfer or distribution of up to 950,000 shares of the common stock, par value $0.001 per share, of Timberline Resources Corporation, by Selling Security Holder. described herein. The price at which the Selling Security Holder. may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  The shares of common stock registered for sale are 950,000 shares of common stock held by Selling Security Holder.

We will not receive any proceeds from the sale or distribution of the common stock by the Selling Security Holder.

Our common stock is listed on the NYSE Amex under the symbol “TLR”.  On August 10, 2009, the closing sale price for our common stock was $0.47 as quoted on the NYSE Amex.

Investing in our common stock involves risks.  See “Risk Factors and Uncertainties” beginning of page 4.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (SEC) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PRELIMINARY PROSPECTUS IS AUGUST 13, 2009.

TABLE OF CONTENTS

SUMMARY INFORMATION

1

RISK FACTORS AND UNCERTAINTIES

4

FORWARD-LOOKING STATEMENTS

14

DOCUMENTS INCORPORATED BY REFERENCE

15

USE OF PROCEEDS

15

SELLING SECURITY HOLDERS

15

PLAN OF DISTRIBUTION

17

INTERESTS OF NAMED EXPERTS AND COUNSEL

18

TRANSFER AGENT AND REGISTRAR

18

LEGAL MATTERS

18

EXPERTS

18

WHERE YOU CAN FIND MORE INFORMATION

18

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully especially the “Risk Factors and Uncertainties” section before deciding to invest in shares of our common stock.  Additionally, we incorporate by reference in this prospectus important business and financial information about us, see “Where You Can Find More Information” on page 18.  You should review the information incorporated by reference in this prospectus carefully before deciding to invest in shares of our common stock.

The Offering

This is an offering of up to 950,000 shares of our common stock by the Selling Security Holder.

Shares Offered By the Selling Security Holder	950,000 shares of common stock, $0.001 par value per share
Offering Price	Determined at the time of sale by the Selling Security Holder
Common Stock Outstanding as of August 10, 2009	35,870,111 common shares
Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holder.
Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.
NYSE Amex Trading Symbol	TLR

The number of shares of our common stock that will be outstanding immediately after this offering includes 35,870,111 shares of common stock outstanding as of August 10, 2009. This calculation excludes:

•

4,611,668 shares of common stock issuable upon exercise of options outstanding as of August 10, 2009;

•

1,313,348 shares of common stock acquirable upon exercise of Class A Warrants at $3.50 until October 11, 2009;

•

24,586 shares of common stock acquirable upon exercise of Class A Broker Warrants at $3.50 until October 11, 2009; and

•

3,591,831 shares of common stock acquirable upon conversion of a 10% convertible note in principal amount of $5.0 million due October 31, 2010 and accrued interest to date in the amount of $387,746 due October 31, 2010 at a deemed conversion price of $1.50 per share.

Summary of Our Business

Unless otherwise indicated, any reference to Timberline, or as “we”, “us”, or “our” refers to Timberline Resources Corporation and/or its wholly owned subsidiary, Timberline Drilling Incorporated.

We were incorporated in the State of Idaho on August 28, 1968 under the name Silver Crystal Mines, Inc., to engage in the business of exploring for precious metal deposits and advancing them toward production.  We ceased exploration activities during the 1990s and became virtually inactive.  In December 2003, a group of investors purchased 80 percent of the issued and outstanding common stock from the then-controlling management team.  In January 2004, we affected a one-for-four reverse split of our issued and outstanding shares of common stock and increased our authorized common stock to 100 million with a par value of $.001.  Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split.  On February 2, 2004, our name was changed to Timberline Resources Corporation.  On August 27, 2008, we reincorporated into the State of Delaware pursuant to a merger agreement approved by our shareholders on August 22, 2008.

We commenced our exploration stage in January 2004 with the change in the management of the Company.  From January 2004 until March 2006, we were strictly a mineral exploration company.  Beginning with the management appointments of John Swallow and Paul Dircksen and our acquisition of Timberline Drilling Incorporated (formerly, Kettle Drilling Inc., which we refer to herein as Timberline Drilling), in March 2006, we have advanced a new, aggressive business plan.  Prior to our new business model, the addition of new management, and the purchase of Timberline Drilling, the Company had accumulated losses and no reported revenues.

In March 2006, Timberline acquired Kettle Drilling, Inc., which in September 2008 changed its name to Timberline Drilling Incorporated.  Timberline Drilling provides core drilling services to mining and mineral exploration companies throughout North America, combining state of the art equipment, world-class technical expertise, innovative thinking, and a strong safety record.  Timberline Drilling specializes in underground drilling services in support of active mining operations and advanced exploration projects.  Working primarily with established companies, its business is less cyclical than that of surface drillers at early-stage exploration sites, where supplies, infrastructure, and project funding are less predictable.

In July 2007, Timberline closed its purchase of the Butte Highlands Gold Project.  In October 2008, the Company announced that it had agreed to form a 50/50 joint venture with Small Mine Development (which we refer to herein as SMD) at the Butte Highlands project. Under terms of the proposed agreement, Timberline will be carried to production by SMD, which will fund all mine development costs and begin development in the summer of 2009.

On July 22, 2009, Timberline entered into an Operating Agreement with Highland Mining, LLC (which we refer to herein as Highland) to form a 50/50 joint venture under the name Butte Highlands JV, LLC (which we refer to herein as BHJV) for development and mining of the Company’s Butte Highlands Gold Project.  Under the terms of the operating agreement, the Company will contribute its Butte Highlands property to BHJV for a deemed value of $2 million, and Highland will contribute property and fund all future mine development costs.  Both the Company’s and Highland’s share of costs will be paid out of proceeds from future mine production.

Ron Guill, a director of the Company and an owner of Highland, will be the manager of BHJV until such time as all mine development costs less $2 million are distributed to Highland.  At that time, a management committee will be formed with equal representation from Highland and the Company.  Under the terms of the Operating Agreement, Highland will have preferential rights with respect to distributions until the investment by the Company is deemed equal to the investment by Highland.  The specific terms of the preference rights and other governance terms are a part of the Operating Agreement.

Timberline Drilling’s long-term strategies of aggressive expansion, drill fleet modernization, and underground focus have resulted in revenue growth.  Timberline Drilling, along with its wholly-owned Mexican subsidiary, World Wide Exploration, S.A. de C.V. (which we refer to herein as World Wide or WWE), now have a combined fleet of 26 drill rigs which generated revenues of more than $31 million for the 2008 fiscal year.

Timberline has taken the complementary businesses of mine development, contract mining, drilling and mineral exploration and combined them into a unique, forward-thinking investment vehicle.  The Timberline business model provides investors exposure to both the “picks and shovels” and “blue sky” aspects of the mining industry.  The “picks and shovels” aspect of our business includes the mining services provided by Timberline Drilling.  We use the term “blue sky” to mean the potential of our exploration properties.  Because of the nature of exploration for precious metals, a property’s exploration potential is not known until a significant amount of geologic information has been generated.  As the work progresses, the potential of the property becomes more and more clear.  If the exploration results are favorable, the value of the property may increase significantly, and the term “blue sky” refers to the upside potential of that value.

Our business model offers the opportunity to participate both the “picks and shovels” and “blue sky” aspects of the business—we can participate in the surging markets for precious and base metal mining without the degree of risk inherent to mine operation and/or sole reliance on speculative early-stage drill-plays.

The Company’s shares began trading on the NYSE Amex on May 12, 2008.  On February 13, 2009 the Company received a notice from the NYSE Amex indicating that the Company was not in compliance with the continued listing requirements of NYSE Amex.  On May 4, 2009 the Company received notice from NYSE Amex that NYSE Amex had accepted its plan of compliance and will continue listing Timberline on NYSE Amex, subject to certain conditions.  While Timberline remains out of compliance with certain listing standards, NYSE Amex has granted the Company an extension until August 13, 2010 to regain compliance with NYSE Amex’s continued listing standards.  Until Timberline regains compliance, the Company remains subject to periodic review by NYSE Amex.

Selected Financial Data

The selected financial information presented below as of and for the periods indicated is derived from our financial statements incorporated herein by reference and should be read in conjunction with those financial statements.

Statement of Operations Data	Year Ended September 30, 2008	Year Ended September 30, 2007	Nine Months Ended June 30, 2009 (Unaudited)	Nine Months Ended June 30, 2008 (Unaudited)

Revenue	$ 31,728,617	$ 19,233,406	$ 12,545,217	$ 24,525,265
Cost of Revenue	$ 24,939,499	$ 14,741,588	$ 12,175,705	$ 18,931,196
Total Operating Expenses	$ 15,055,688	$ 6,747,251	$ 4,983,232	$ 10,163,533
Net (Loss)	$ (10,103,696)	$ (2,688,378)	$ (5,706,458)	$ (5,096,026)
(Loss) per Common share*	$ (0.60)	$ (0.15)	$ (0.17)	$ (0.42)
Weighted Average Number of common shares Outstanding*	27,212,826	19,155,693	32,996,638	26,726,289

* Basic and diluted.

Balance Sheet Data	At September 30, 2008	At September 30, 2007	At June 30, 2009 (Unaudited)	At June 30, 2008 (Unaudited)

Working Capital (Deficiency)	$ (13,982)	$ 3,163,489	$ 275,999	$ (4,391,842)
Total Assets	$ 20,369,787	$ 22,010,943	$ 14,568,797	$ 23,722,439
Accumulated (Deficit)	$ (17,821,748)	$ (7,718,052)	$ (23,528,206)	$ (12,814,080)
Stockholders’ Equity	$ 3,550,407	$ 11,937,466	$ 4,113,392	$ 7,028,669

RISK FACTORS AND UNCERTAINTIES

An investment in a mine service and an exploration stage mining company with a short history of operations such as ours involves an unusually high amount of risk, both unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

Risks Associated With Mining and The Exploration Portion of Our Business

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from these properties and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserve in a commercially exploitable quantity, the exploration component of our business could fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so.  A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few properties, which are explored, are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral reserve in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral reserve. If we cannot exploit any mineral reserve that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Regarding our future ground disturbing activity on federal land, we will be required to obtain a permit from the US Forest Service or the Bureau of Land Management prior to commencing exploration.   There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest.  In past years we have been engaged in exploration in northern Idaho, which is currently the site of a Federal Superfund cleanup project. Although the Company is no longer involved in this or other areas at present, it is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.  At the date of this Annual Report, the Company is not aware of any environmental issues or litigation relating to any of its current or former properties.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.  Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

If we establish the existence of a mineral reserve on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve, and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our Company.

Mineral exploration, development and production involve many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Mineral prices are subject to dramatic and unpredictable fluctuations.

Other than from our drilling services subsidiaries, we expect to derive revenues, if any, from the eventual extraction and sale of precious and base metals such as gold, silver and copper. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of our exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease exploration activity and/or operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties and the resources that can be produced from them. While we compete with other exploration companies in the effort to locate and license mineral resource properties, we do not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce.

There are hundreds of public and private companies that are actively engaged in mineral exploration. Furthermore, since the mineral exploration sphere is so diverse and there are virtually no similar exploration companies with a revenue producing drilling subsidiary, it is quite difficult to identify specific primary competitors and make comparisons to our Company.  A representative sample of exploration companies that are similar to our Company in size, financial resources and primary objective include such publicly traded mineral exploration companies as Goldrich Mining Company (GRMC), General Moly, Inc. (GMO), Energold Drilling (EGD), Cabo Drilling (CBE), Klondex Mining (KBX) and Mines Management (MGN).

Many of our competitors have greater financial resources and technical facilities. Accordingly, we will attempt to compete primarily through the knowledge and experience of our management.  This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership.  These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective.  Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse affect on our financial position or results of operations.  There can be no assurance that any such disputes or challenges will be resolved in our favor.

We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

Although we have been in the business of exploring mineral resource properties since our incorporation in 1968, we were inactive for many years prior to our new management in January 2004. Since January 2004, we have not yet located any mineral reserve. As a result, we have not had any revenues from our exploration division, however we do have a drilling services wholly owned subsidiary which has generated revenues in past fiscal years and which we expect to generate revenues in the future. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. Other than through conventional and typical exploration methods and procedures, we have no additional way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do, that they will be operated successfully. We anticipate that we will continue to incur operating costs without realizing any revenues (from exploration) during the period when we are exploring our properties.

During the fiscal year ending September 30, 2008, we (the parent company) had losses of $7,966,645 in connection with the maintenance and exploration of our mineral properties and the operation of our exploration business. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share if we issue additional employee/director/consultant options or if we sell additional shares to finance our operations.

We have not generated revenue from exploration since the commencement of our exploration stage in January 2004. However our business model includes our revenue generating and wholly owned drilling services subsidiaries. In order to further expand our company and objectives above that provided through the anticipated revenues of our revenue producing subsidiaries, any additional growth and/or expanded exploration activity may need to be financed through sale of and issuance of additional shares. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we may also need to issue additional shares to finance future acquisitions, growth and/or additional exploration programs of any or all of our projects or to acquire additional properties. We may also in the future grant to some or all of our directors, officers, insiders, and key employees options to purchase our common shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors' interests in our Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. As of the date of the filing of this registration statement there are also outstanding approximately 1,337,934 common share purchase warrants (exercisable into approximately 1,337,934 shares of common stock), options granted that are exercisable into 4,611,668 common shares, and debt convertible into 3,591,831 common shares. If all of these were exercised or converted, these would represent approximately 21% of our issued and outstanding shares. If all of these warrants and options are exercised and the underlying shares are issued, such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the market price of our shares.

Recent market events and conditions, including disruptions in the U.S. and international credit markets and other financial systems and the deterioration of the U.S. and global economic conditions, could, among other things, impede access to capital or increase the cost of capital, which would have an adverse effect on our ability to fund our working capital and other capital requirements.

In 2007, 2008 and into 2009, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, subprime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities.  These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence.  These conditions continued and worsened in 2008 and 2009, causing a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.  Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially.  In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations.  Our access to additional capital may not be available on terms acceptable to us or at all.

Dividend Record

We have no dividend record. We have not paid dividends on our common shares since incorporation and do not anticipate doing so in the foreseeable future.

Conflicts of Interest

Certain of our officers and directors may be or become associated with other businesses, including natural resource companies that acquire interests in mineral properties.   Such associations may give rise to conflicts of interest from time to time. Our directors are required by Delaware Corporation law to act honestly and in good faith with a view to our best interests and to disclose any interest, which they may have in any of our projects or opportunities. In general, if a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter or, if he does vote, his vote will not be counted.

We have not adopted any separate formal corporate policy regarding conflicts of interest; however other corporate governance measures have been adopted, such as creating a directors’ audit committee requiring independent directors.  Additionally, our Code of Ethics does address areas of possible conflicts of interest.  As of the date of filing of this registration statement, we had three independent directors on our board of directors (Jim Moore, Vance Thornsberry and Eric Klepfer).  In January 2008, we formed three committees to ensure our compliance with the requirements of the NYSE Amex.  We established an independent audit committee consisting of three independent directors, all of whom were determined to be “financially literate” and one of whom was designated as the “financial expert”.  We also formed a compensation committee and a corporate governance and nominating committee, both of which are comprised entirely of independent directors.  At this time, we feel that these committees and our Code of Ethics provide sufficient corporate governance for our purposes and will meet the specific requirements of the NYSE Amex.

Dependence on Key Management Employees

The nature of both sides of our business, our ability to continue our exploration and development activities and to develop a competitive edge in the marketplace depends, in large part, on our ability to attract and maintain qualified key management personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain such personnel. Our development now and in the future will depend on the efforts of key management figures, such as Randal Hardy, John Swallow, Paul Dircksen, Craig Crowell, Martin Lanphere or Paul Elloway. The loss of any of these key people could have a material adverse effect on our business. In this regard, we have attempted to reduce the risk associated with the loss of key personnel and have obtained directors and officers insurance coverage. In addition, we have expanded the provisions of our equity incentive plan so that we can provide incentives for our key personnel.

We do not believe that we have adequate internal control over financial reporting as of the end of the period covered by this Registration Statement and in the future  we will be required to provide an auditor’s attestation on the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002-- any adverse results from such attestation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we have furnished a report by management on our internal control over financial reporting in our Annual Report on Form 10-KSB for the year ended September 30, 2008.  Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective.

For  our annual report on Form 10-K for the fiscal year ended September 30, 2010, such report must also contain a statement that our auditors have issued an attestation report on the effectiveness of such internal controls.

We have evaluated our internal control over financial reporting and have concluded that our internal control over financial reporting is not effective.  While we believe that the material weaknesses in our internal control over financial reporting can be rectified in the next fiscal year, our auditors have not conducted the evaluation necessary to provide an attestation report on the effectiveness of our internal control over financial reporting.  During the auditor’s evaluation and testing process, they may identify one or more material weaknesses in our internal control over financial reporting, and they will be unable to attest that such internal control is effective. If we are unable to rectify the current material weaknesses in our internal control over financial reporting or our auditor’s are unable to attest that our internal control over financial reporting is effective as of September 30, 2010, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

Certain Risks Associated with Operation of Our Wholly Owned Subsidiary, Timberline Drilling, Incorporated.

Our subsidiary derives all of its revenues from companies in the mining exploration and production industry, a historically cyclical industry.

Our subsidiary derives all its revenues from companies in the mining exploration and production industry, a historically cyclical industry. Any prolonged reduction in the overall level of exploration and development activities, can adversely impact our subsidiary in many ways by negatively affecting:

•	Its revenues, cash flows and profitability;
•	Its ability to maintain or increase our borrowing capacity;
•	Its ability to obtain additional capital to finance our business and make acquisitions, and the cost of that capital;
•	Its ability to retain skilled drilling personnel whom we would need in the event of an upturn in the demand for our services; and
•	the fair market value of its rig fleet.

Timberline Drilling may be unable to attract and retain qualified, skilled employees necessary to operate its business.

Timberline Drilling’s success depends in large part on its ability to attract and retain skilled and qualified personnel. The inability of Timberline Drilling officers and management to hire, train and retain a sufficient number of qualified employees could impair the ability to manage and maintain our business. Drilling and drilling related work requires skilled employees who can perform physically demanding work. Shortages of qualified personnel are occurring in this industry. As a result of the volatility of the drilling industry and the demanding nature of the work, potential employees may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. If Timberline Drilling should suffer any material loss of personnel to competitors or management is unable to employ additional or replacement personnel with the requisite level of training and experience to adequately operate its equipment, its operations could be materially and adversely affected. With a reduced pool of workers, it is possible that it will have to raise wage rates to attract workers from other fields and to retain its current employees. If Timberline Drilling is not able to increase its service rates to its customers to compensate for wage-rate increases, its profitability and other results of operations may be adversely affected.

Shortages in equipment and supplies could limit Timberline Drilling’s drilling operations and jeopardize its relations with customers.

The materials and supplies Timberline Drilling uses in its drilling operations include fuels to operate our drilling equipment, drilling mud, drill pipe, drill collars, drill bits and cement. Shortages in equipment supplies could limit its drilling operations and jeopardize its relations with customers. Timberline Drilling does not rely on a single source of supply for any of these items. From time to time there have been shortages of drilling equipment and supplies during periods of high demand, which we believe could reoccur. Shortages could result in increased prices for drilling equipment or supplies that Timberline Drilling may be unable to pass on to customers. In addition, during periods of shortages, the delivery times for equipment and supplies can be substantially longer. Any significant delays in its obtaining drilling equipment or supplies could limit drilling operations and jeopardize our relations with customers. In addition, shortages of drilling equipment or supplies could delay and adversely affect Timberline Drilling’s ability to obtain new contracts for its drills, which could negatively impact its revenues and profitability.

The mining services industry is a competitive industry.

Contract drilling is a highly competitive industry, where numerous competitors tender bids for contracts.  Timberline Drilling’s ongoing ability to continue to secure contracts at a profitable level cannot be assured.

Cyclical downturns in the mining industry could negatively impact Timberline Drilling’s business.

The most significant operating risk is the potential downturn in demand for minerals and metals which would directly impact the need for drilling services. To mitigate this risk the Timberline Drilling is exploiting its competitive advantage in underground drilling.

As the mining cycle lengthens and activity levels increase, the requirement for working capital, particularly accounts receivable and inventory, grows. Accounts receivable levels from junior mining companies typically increase. Junior mining companies are heavily dependent on the capital markets and any change in outlook of the mining sector, or lack of success of their exploration activities, can quickly affect their ability to carry on drilling programs. Timberline Drilling manages this risk by closely monitoring accounts receivable aging and the activity of junior mining companies in the capital markets. Deposits and letters of credit are required in some instances.

Levels of inventory increase from increased revenue activity and, potentially, an increase in activity in remote locations. In the event of a sudden downturn Timberline Drilling may be exposed to inventory carrying costs and possible obsolescence. Furthermore it may be difficult and costly to relocate this inventory to other regions. In order to minimize exposure to this risk, Timberline Drilling works closely with its customers to anticipate and plan for scheduled reductions in their drilling programs.

Timberline Drilling’s operations in foreign countries expose us to a variety of political and business risks.

Timberline Drilling has expanded its operations outside of North America into Mexico. With this comes the risk of dealing in a variety of business and political jurisdictions. The risks include, but are not limited to, political instability and violence, terrorism, military repression, extreme fluctuations in currency exchange rates, labor unrest, changing fiscal regions, changes to royalty and tax regions, uncertainty regarding enforceability of contractual rights and judgments, and high rates of inflation. Changes in resource development or investment policies or shifts in political attitude in Mexico may adversely affect our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be predicted.

The availability of an adequate workforce cannot be guaranteed and may affect our ability to timely and profitably fulfill our contracts.

From time to time our industry has experienced a shortage of qualified drillers. The industry has gone through downturns that saw many qualified drillers move to other industries. The demand for similar skilled workers in the mining, oil and gas and construction industries also adds to the shortage of qualified people for the drilling services business.

Timberline Drilling has implemented a number of initiatives to retain existing employees and attract new employees, but cannot guarantee that an adequate workforce will be available in the future to meet Timberline Drilling’s needs.

Reliance on key accounts.

Timberline Drilling has a few accounts that make up a significant portion of overall revenue and gross profits. When a contract expires or is terminated there is no guarantee that Timberline Drilling has sufficient replacement contracts. Timberline Drilling continues to work with its existing client base and is actively pursuing new clients in order to minimize exposure in this area.

Fluctuations in business costs may affect the profitability of long term contracts.

Timberline Drilling may enter into long term contracts with customers at fixed prices. Timberline Drilling’s expenses may vary significantly over a contract period due to fluctuations in the cost of labor, materials and equipment, consequently creating variations in the profitability of these contracts with fixed prices. Timberline Drilling mitigates this risk by anticipating an escalation in costs when bidding on projects or providing for cost escalation in the contract. However, significant price fluctuations without warning could negatively impact Timberline Drilling’s margins.

Extreme weather conditions in certain areas in which Timberline Drilling operates could impact its operations.

Timberline Drilling has operations in the western United States that are subject to extreme weather conditions which can have a significant impact on its operations. In addition, natural and other disasters could have an adverse impact on Timberline Drilling’s operations.

Currency fluctuations.

The majority of Timberline Drilling’s business is conducted in United States dollars. Timberline Drilling has operations in Mexico and Timberline Drilling at times may receive payments in foreign currency. In order to reduce its exposure to foreign exchange risks Timberline Drilling contracts in U.S. dollars. This may negatively impact a project’s profitability due to currency exchange volatility. Margin performance however is less affected by currency fluctuations as a large portion of costs are typically in the same currency as revenues.

We have been assessed a late filing penalty for unpaid payroll taxes in Timberline Drilling for the non-payment or late payment of payroll taxes from the period of October 1, 2007 through May 15, 2008.

The Company has received notice from the Internal Revenue Service (“IRS”) that Timberline Drilling has been assessed late filing penalties for payroll taxes not paid on a timely basis during the period from October 1, 2007 through May 15, 2008.  The Company has confirmed that the IRS has now assessed all penalties for the late payment of payroll taxes for all quarterly periods prior to December 31, 2008 and no additional penalties will be assessed against Timberline Drilling relating to unpaid payroll taxes.  The Company has made timely payments on all payroll taxes since May 15, 2008 and has been paying down the unpaid balance of payroll taxes, penalties and interest by $50,000 per month from August 2008 through January 2009.

The Company has negotiated a payment plan with the IRS relating to the estimated $450,000 in interest and penalties owed by Timberline Drilling on the late payment and non-payment of payroll taxes.  Currently, Timberline Drilling’s assets are subject to a tax lien until all interest and penalties assessed by the IRS are satisfied.  If the Company fails to comply with the negotiated payment plan or is otherwise unable to pay the interest and penalties owed to the IRS, the IRS could force the sale of certain assets of Timberline Drilling to satisfy the interest and penalties due.

Risks Associated With Our Common Stock

Our stock price has been volatile and your investment in our common stock could suffer a decline in value.

Our common stock is traded on the NYSE Amex, formerly known as the American Stock Exchange.  The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States.

We may lose our listing on the NYSE Amex and your investment in our common stock could suffer a decline in value.

On February 13, 2009, we received a notice from the NYSE Amex indicating that we were not in compliance with Section 1003(a)(ii) of the NYSE Amex Company Guide (which we refer to as the Company Guide) due to our stockholders’ equity being less than $4,000,000 and our having losses from continuing operations and net losses in three of its four most recent fiscal years and Section 1003(a)(iii) of the Company Guide due to our stockholders’ equity being less than $6,000,000 and our having losses from continuing operations and net losses in its five most recent fiscal years. Therefore we have become subject to Section 1009 of the Company Guide regarding continued listing evaluations.

In order to maintain our NYSE Amex listing, we were required to submit a plan of compliance to the NYSE Amex by March 13, 2009 (which we refer to as the Plan), addressing how we intend to regain compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide within a maximum of 18 months (which we refer to as the Plan Period).  The Company filed the Plan with the NYSE Amex on March 13, 2009. The NYSE Amex Corporate Compliance Department management evaluated the Plan, and on May 4, 2009 the Company was informed that the Plan was accepted by the NYSE Amex and our Plan Period will end on August 13, 2010. Although the Plan was accepted and we are able to continue our listing during the Plan Period, we will be subject to periodic review to determine whether we are making progress consistent with the Plan. If we are not in compliance with the continued listing standards at the conclusion of the Plan Period or do not make progress consistent with the Plan during the Plan Period, we may become subject to delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

We can provide no assurance that we will be able to meet all the requirements of the Plan during the Plan Period.  If we become subject to delisting proceedings and/or our common stock is delisted from the NYSE Amex our common stock could suffer from decreased liquidity and your investment in our common stock could decrease in value.

Because we may not pay any dividends on our common shares, investors seeking short-term dividend income or liquidity should not purchase our shares.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. While our wholly owned drilling subsidiary provides revenues, we currently have no revenues and a history of losses from our exploration activity, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission (see above for discussions of penny stock rules), the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Shares Eligible for Sale Could Depress the Market for Common Stock

Of our issued and outstanding shares of common stock, a large majority of those shares are “restricted securities”. In general, Rule 144 of the Securities Act of 1933, as amended (which we refer to as the Securities Act), indicates that a person is entitled to sell restricted shares into the public market if at least six months has passed since the purchase of such shares from the issuer of an affiliate of an issuer, subject to the satisfaction of certain other conditions. A significant number of the “restricted” shares of our common stock outstanding were purchased more than six months ago. Accordingly, those shares are eligible for sale into the public market. Along with this registration statement, the Company has filed resale registration statements on Form S-1/A with the Securities and Exchange Commission that were declared effective on October 16, 2008 and August 7, 2009, respectively.  These registration statements cover a number of shares issued in private placements and underlying warrants from some of these placements. Sales of substantial amounts of those restricted or registered shares, or even the perception that such sales could occur, could adversely affect prevailing market prices of our common stock, and could impair our ability to raise capital through an offering of our equity securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•

risks related to our properties being in the exploration stage;

•

risks related our mineral operations being subject to government regulation;

•

risks related to our ability to obtain additional capital to develop our resources, if any;

•

risks related to mineral exploration and development activities;

•

risks related to our insurance coverage for operating risks;

•

risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

•

risks related to the competitive industry of mineral exploration;

•

risks related to our title and rights in our mineral properties;

•

risks related to our limited operating history;

•

risks related the possible dilution of our common stock from additional financing activities;

•

risks related to potential conflicts of interest with our management;

•

risks related to our subsidiaries activities; and

•

risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents.  Any information the Company references in this manner is considered part of this prospectus.  Information the Company files with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.  Copies of the documents incorporated by reference in this prospectus may be obtained by each person, including any beneficial owner, to whom this prospectus is delivered on written or oral request without charge from the Secretary of the Company at 101 East Lakeside Avenue, Coeur D’Alene, Idaho 83814, (208) 664-4859.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the date of the initial filing of this registration statement on Form S-3 to which this prospectus relates until the termination of the offering under this prospectus.

•

Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2008, as filed on December 30, 2008;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008, as filed February 17, 2009;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, as filed May 15, 2009;

•

Our Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2009, as filed August 12, 2009;

•

Our Current Reports on Form 8-K as filed January 12, 2009, February 20, 2009, February 20, 2009, March 5, 2009, May 7, 2009, May 18, 2009, July 20, 2009, July 27, 2009 and August 12, 2009; and

•

The description of our common stock, $0.001 par value per share, which is contained in our Registration Statement on Form 8-A, filed on May 8, 2008, which incorporates by reference the description of our securities contained in our Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on September 29, 2005 (File No. 000-51549).

USE OF PROCEEDS

We will not receive any of the proceeds of the shares offered by the Selling Security Holder.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 950,000 shares of our common stock by Selling Security Holder.

The shares issued to the Selling Security Holder are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Security Holder the opportunity to sell its shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Security Holder.  The Selling Security Holder may from time to time offer and sell all or a portion of its shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement.  See “Plan of Distribution” beginning on page 17 of this prospectus.  The Selling Security Holder reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Security Holder and any agents or broker-dealers that participate with the Selling Security Holder in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Security Holder Information

The following is information on the Selling Security Holder who owns an aggregate of 950,000 shares of our common stock covered in this prospectus. The Selling Security Holder acquired the shares of common stock in a private placement transaction with the Company.  See “Transaction with Selling Security Holder”.  At August 10, 2009, we had 35,870,111 shares of common stock issued and outstanding.

	Before Offering		After Offering
Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned(1)	Number of Shares Offered(2)	Shares Owned After Offering	Percentage of Shares owned After Offering

Jefferies & Company, Inc.	950,000	2.65%	950,000	0	0%
Harborside Financial Center
Plaza 3, Suite 705
Jersey City, New Jersey 07311(3)

TOTAL	950,000	2.65%	950,000	0	0%

**

Represents less than one percent of the outstanding common stock.

(1)

All percentages are based on 35,870,111 shares of common stock issued and outstanding on August 10, 2009.  Beneficial ownership is calculated by the number of shares of common stock that each Selling Security Holder owns or controls or has the right to acquire within 60 days of August 10, 2009.

(2)

This table assumes that each Selling Security Holder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Selling Security Holders are not required to sell their shares.  See “Plan of Distribution” beginning on page 17.

(3)

Jefferies & Company, Inc. is a registered broker-dealer under the Exchange Act.

Transaction with Selling Security Holder

On July 14, 2009, the Company entered into an agreement with Jefferies & Company, Inc. (which we refer to as Jefferies) to settle an outstanding balance of $923,956.74 invoiced to the Company in 2008 by Jefferies for advisory services and third party legal services provided during the course of the financing of the Company’s proposed acquisition of Small Mine Development, LLC.  Jefferies and the Company agreed to the satisfaction of this outstanding balance by payment to Jefferies of $50,000 as well as the issuance of 950,000 shares of common stock of Timberline.  The shares were issued to Jefferies pursuant to Section 4(2) of the Securities Act.  The securities issued to Jefferies are “restricted securities” within the meaning of Rule 144 of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Security Holder. When we refer to Selling Security Holder, we intend to include donees and pledgees selling shares received from a named Selling Security Holder after the date of this prospectus.  All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  Sales of shares may be effected by the Selling Security Holder from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers. The Selling Security Holder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Security Holder.  The Selling Security Holder, however, is itself a registered broker-dealer under the Exchange Act.

The Selling Security Holder may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealer may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holder and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Security Holder and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the Selling Security Holder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Security Holder will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the Selling Security Holder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the Selling Security Holder may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum six-month holding period.

Upon being notified by any Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•

the name of each Selling Security Holder and of the participating broker-dealer(s),

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•

that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Timberline by Dorsey & Whitney LLP.

EXPERTS

Our consolidated financial statements as of September 30, 2008 and 2007, and for the years ended December 31, 2008 and 2007, have been incorporated by reference herein in reliance upon the report of DeCoria, Maichel & Teague P.S., independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

TIMBERLINE RESOURCE CORPORATION

950,000 Shares of Common Stock

AUGUST 13, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$25
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Printing and Engraving Expenses	500
Miscellaneous Expenses	2,500
Total	$43,025

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation dated August 15, 2008 under Article 10 provide that:

“To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.”

The Company’s Bylaws dated August 15, 2008 under Article 10, Section 10.1 provide for indemnification for certain individuals acting on behalf of the Company, including its Officers and Directors to the fullest extent permissible under the Delaware General Corporation Law for liabilities incurred by reason of the fact that such person is or was acting in such capacity on behalf of the Company.  Delaware General Corporation Law generally provides for indemnification of officers and directors except (i) for any breach of a director’s duty of loyalty to our company or our stakeholders (ii) acts and omission that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the general corporate law of the State of Delaware, or (iv) for any transaction from which the director derived any improper benefit.

The Company has a policy of insurance for its directors and officers. The limit of liability applicable to all insured directors and officers under the current policies, which will expire on November 14, 2009, is $5,000,000 in the aggregate, inclusive of defense costs. Under the policies, the Company has reimbursement coverage to the extent that it has indemnified the directors and officers in excess of a deductible of $100,000 for each loss of securities claims and non-securities claims. The total premium charged to the Company in respect of coverage for 2009 is $43,250, no part of which is or was payable by the directors of officers or the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be conferred upon officers, directors and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act at and is, therefore, unenforceable.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

Exhibit No.	Description of Document
3.1	Certificate of Incorporation of the Company (20)
3.2	By-Laws of the Company (20)
4.1	Specimen of the Common Stock Certificate (1)
4.2	Form of Warrant for December 2006 Private Placement (22)
4.3	Form of Warrant for October 2007 Private Placement (22)
4.4	Stock Purchase and Put Right Release Agreement between the Company and Auramet Trading LLC (23)
5.1	Opinion of Dorsey & Whitney LLP
10.1	Miller-Adams Agreement/Mineral Lease for Sun Property, Nevada (1)
10.2	Miller-Adams Agreement//Mineral Lease for HD, ACE, PAC claims, Nevada (1)
10.3	Miller-Adams Agreement//Mineral Lease for DOW claims, Nevada (1)
10.4	Sedi-Met, Inc. Agreement//Mineral Lease for Olympic Mine, NV (1)
10.5	Assignment of State Lease//State Lease for Spencer property, ID (1)
10.6	Sterling Mining Co. Lease//Mineral Lease with Sterling Mining, for four claim groups in western Montana (1)
10.7	Hecla Agreement//Joint Venture Agreement for Snowstorm, Idaho (1)
10.8	Snowshoe Mining Co. Lease//Mineral Lease Property at Snowstorm, Idaho (1)
10.9	Western Goldfields, Inc. Lease//Mineral Lease with Western Goldfields, Inc./Claim at the Snowstorm Project, Idaho (1)
10.10	Renegade Exploration Letter of Intent/Proposal for agreement at Sanger, Nevada(1)
10.11	S. Goss Agreement/Consulting Agreement (1)
10.12	P. Dircksen Agreement/Current Consulting Agreement (1)
10.13	2005 Equity Incentive Plan approved at the September 23, 2005 Annual Meeting of Shareholders (1)
10.14	Promissory Note with Swallow Family LLC, dated September 1, 2005(2)
10.15	Promissory Note with Swallow Family LLC, dated December 1, 2005(2)
10.16	Letter of Intent and Option to Purchase, Kettle Drilling, Inc. (2)
10.17	2/1/06 Memorandum of Royalty Deed and Agreement between Hecla Mining Co. and the Company (3)
10.18	2/1/06 Quitclaim Deed and Assignment between Hecla Mining Co. and the Company (4)
10.19	Amended 2005 Equity Incentive Plan approved at the September 22, 2006 Annual Meeting of Shareholders (5)
10.20	5/1/06, Employment Agreement with CEO John Swallow (10)
10.21	5/1/06, Employment Agreement with VP Paul Dircksen (10)
10.22	11/21/06, Consulting Agreement with CFO Michael P. Wilson (7)
10.23	Form of Employment Agreement signed on 3/6/2006 between Douglas Kettle and Kettle Drilling, Inc. (8)
10.24	Form of Employment Agreement signed on 3/6/2006 between David Deeds and Kettle Drilling, Inc. (9)
10.25	Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Company and the shareholders of Kettle Drilling and certain of the shareholders of the Company (12)
10.26

Amendment, dated March 3, 2006, to the Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Company and the shareholders of Kettle Drilling and certain of the shareholders of the Company (11)

10.27	Exploration License and Option to Lease Agreement, dated effective June 30, 2006, between the Company and Diversified In holding LLC regarding the East Camp Douglas property (13)
10.28	Mining Lease and Option to Purchase Agreement, dated effective August 16, 2006, between the Company and Diversified Inholding LLC regarding the East Camp Douglas property (14)
10.29	Binding Memorandum of Understanding between the Company and Steve Van Ert and Noel Cousins, dated September 22, 2006 (15)
10.30	Mineral Agreement dated July 18, 2007 between the Company and Steve Van Ert and Noel Cousins (16)
10.31	Assignment and Assumption Agreement dated July 19, 2007 between the Company and Butte Highlands Mining Company (17)
10.32	Promissory Note, dated June 27, 2008, entered into between Timberline Resources Corporation and Auramet Trading, LLC.(18)
10.33	Severance Agreement, dated March 10, 2008 among Timberline Resources Corporation, Douglas Kettle and David and Margaret Deeds.(18)
10.34	Amendment No. 1 to Timberline Resources Corporation’s Amended 2005 Equity Incentive Plan (19)
10.35	Agreement and Plan of Merger between Timberline Resources Corporation, an Idaho corporation ,and Timberline Resources Corporation, a Delaware corporation, date August 22, 2008(20)
10.36	Pledge Agreement between the Company and Ron and Stacey Guill. (21)
10.37	Security Agreement between the Company and Ron and Stacey Guill.(21)
10.38	Credit Agreement between the Company and Small Mine Development, LLC. (21)
10.39	Pledge Agreement between the Company and Small Mine Development, LLC. (21)
10.40	Right of First Refusal between the Company and Small Mine Development, LLC. (21)
10.41	Operating Agreement with Highland Mining (24)
10.42	Stock Settlement and Release Agreement (24)
14	Code of Ethics (2)
16.1	Letter from Former Accountants (6)
23.1	Consent of DeCoria, Maichel & Teague
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above)
24	Power of Attorney (filed with the signature page)

(1) Incorporated by reference to the Company’s Form 10-SB as filed with the Securities Exchange Commission on September 29, 2005.

(2) Incorporated by reference to the Company’s Form 10-SB/A as filed with the Securities Exchange Commission on January 10, 2006.

(3) Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(4) Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(5) Incorporated by reference Exhibit A to the Company’s Schedule DEF14A (Proxy Statement) as filed with the Securities and Exchange Commission on September 8, 2006

(6) Incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on September 12, 2006.

(7) Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on November 29, 2006.

(8) Incorporated by reference to Exhibit 10.23 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(9) Incorporated by reference to Exhibit 10.24 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(10) Incorporated by reference to the Company’s Form 10-KSB as filed with the Securities Exchange Commission on January 16, 2007.

(11) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 10, 2006.

(12) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 1, 2006.

(13) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 6, 2006.

(14) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 22, 2006.

(15) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on September 28, 2006.

(16) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 23, 2007.

(17) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 23, 2007.

(18) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 3, 2008..

(19) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 26, 2008.

(20) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 29, 2008.

(21) Incorporated by reference to Ron and Stacey Guill’s Schedule 13-D as filed with the Securities and Exchange Commission on December 24, 2008.

(22) Incorporated by reference to the Company’s Form 10-KSB as filed with the Securities and Exchange Commission on December 30, 2008.

(23) Incorporated by reference to the Company’s registration statement on Form S-1 as filed with the Securities and Exchange Commission on February 27, 2009

(24) Incorporation by reference to the Company Form 10-Q as filed with the Securities and Exchange Commission on August 12, 2009.

ITEM 17 – UNDERTAKINGS

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2009

TIMBERLINE RESOURCES CORPORATION
(Registrant)
/s/ Randal Hardy
Randal Hardy
Chief Executive Officer and Chief Financial Officer
(Principal Executive and Financial Officer)

/s/ Craig Crowell

Craig Crowell
Chief Accounting Officer
(Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Randal Hardy, John Swallow and Craig Crowell his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated:

/s/Randal Hardy	Chief Executive Officer, Chief Financial Officer , Director and Attorney-in-Fact (Principal Executive and Financial Officer)	August 13, 2009
/s/John Swallow	Director, Chief Executive Chairman of the Board	August 13, 2009
/s/Craig Crowell	Chief Accounting Officer (Principal Accounting Officer)	August 13, 2009
/s/Vance Thornsberry	Director	August 13, 2009
/s/Paul Dircksen	Director	August 13, 2009
/s/Eric Klepfer	Director	August 13, 2009
/s/Ron Guill	Director	August 13, 2009
/s/James Moore	Director	August 13, 2009

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Certificate of Incorporation of the Company (20)
3.2	By-Laws of the Company (20)
4.1	Specimen of the Common Stock Certificate (1)
4.2	Form of Warrant for December 2006 Private Placement (22)
4.3	Form of Warrant for October 2007 Private Placement (22)
4.4	Stock Purchase and Put Right Release Agreement between the Company and Auramet Trading LLC (23)
5.1	Opinion of Dorsey & Whitney LLP
10.1	Miller-Adams Agreement/Mineral Lease for Sun Property, Nevada (1)
10.2	Miller-Adams Agreement//Mineral Lease for HD, ACE, PAC claims, Nevada (1)
10.3	Miller-Adams Agreement//Mineral Lease for DOW claims, Nevada (1)
10.4	Sedi-Met, Inc. Agreement//Mineral Lease for Olympic Mine, NV (1)
10.5	Assignment of State Lease//State Lease for Spencer property, ID (1)
10.6	Sterling Mining Co. Lease//Mineral Lease with Sterling Mining, for four claim groups in western Montana (1)
10.7	Hecla Agreement//Joint Venture Agreement for Snowstorm, Idaho (1)
10.8	Snowshoe Mining Co. Lease//Mineral Lease Property at Snowstorm, Idaho (1)
10.9	Western Goldfields, Inc. Lease//Mineral Lease with Western Goldfields, Inc./Claim at the Snowstorm Project, Idaho (1)
10.10	Renegade Exploration Letter of Intent/Proposal for agreement at Sanger, Nevada(1)
10.11	S. Goss Agreement/Consulting Agreement (1)
10.12	P. Dircksen Agreement/Current Consulting Agreement (1)
10.13	2005 Equity Incentive Plan approved at the September 23, 2005 Annual Meeting of Shareholders (1)
10.14	Promissory Note with Swallow Family LLC, dated September 1, 2005(2)
10.15	Promissory Note with Swallow Family LLC, dated December 1, 2005(2)
10.16	Letter of Intent and Option to Purchase, Kettle Drilling, Inc. (2)
10.17	2/1/06 Memorandum of Royalty Deed and Agreement between Hecla Mining Co. and the Company (3)
10.18	2/1/06 Quitclaim Deed and Assignment between Hecla Mining Co. and the Company (4)
10.19	Amended 2005 Equity Incentive Plan approved at the September 22, 2006 Annual Meeting of Shareholders (5)
10.20	5/1/06, Employment Agreement with CEO John Swallow (10)
10.21	5/1/06, Employment Agreement with VP Paul Dircksen (10)
10.22	11/21/06, Consulting Agreement with CFO Michael P. Wilson (7)
10.23	Form of Employment Agreement signed on 3/6/2006 between Douglas Kettle and Kettle Drilling, Inc. (8)
10.24	Form of Employment Agreement signed on 3/6/2006 between David Deeds and Kettle Drilling, Inc. (9)
10.25	Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Company and the shareholders of Kettle Drilling and certain of the shareholders of the Company (12)
10.26

Amendment, dated March 3, 2006, to the Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Company and the shareholders of Kettle Drilling and certain of the shareholders of the Company (11)

10.27	Exploration License and Option to Lease Agreement, dated effective June 30, 2006, between the Company and Diversified In holding LLC regarding the East Camp Douglas property (13)
10.28	Mining Lease and Option to Purchase Agreement, dated effective August 16, 2006, between the Company and Diversified Inholding LLC regarding the East Camp Douglas property (14)
10.29	Binding Memorandum of Understanding between the Company and Steve Van Ert and Noel Cousins, dated September 22, 2006 (15)
10.30	Mineral Agreement dated July 18, 2007 between the Company and Steve Van Ert and Noel Cousins (16)
10.31	Assignment and Assumption Agreement dated July 19, 2007 between the Company and Butte Highlands Mining Company (17)
10.32	Promissory Note, dated June 27, 2008, entered into between Timberline Resources Corporation and Auramet Trading, LLC.(18)
10.33	Severance Agreement, dated March 10, 2008 among Timberline Resources Corporation, Douglas Kettle and David and Margaret Deeds.(18)
10.34	Amendment No. 1 to Timberline Resources Corporation’s Amended 2005 Equity Incentive Plan (19)
10.35	Agreement and Plan of Merger between Timberline Resources Corporation, an Idaho corporation ,and Timberline Resources Corporation, a Delaware corporation, date August 22, 2008(20)
10.36	Pledge Agreement between the Company and Ron and Stacey Guill. (21)
10.37	Security Agreement between the Company and Ron and Stacey Guill.(21)
10.38	Credit Agreement between the Company and Small Mine Development, LLC. (21)
10.39	Pledge Agreement between the Company and Small Mine Development, LLC. (21)
10.40	Right of First Refusal between the Company and Small Mine Development, LLC. (21)
10.41	Operating Agreement with Highland Mining (24)
10.42	Stock Settlement and Release Agreement (24)
14	Code of Ethics (2)
16.1	Letter from Former Accountants (6)
23.1	Consent of DeCoria, Maichel & Teague
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above)
24	Power of Attorney (filed with the signature page)

(1) Incorporated by reference to the Company’s Form 10-SB as filed with the Securities Exchange Commission on September 29, 2005.

(2) Incorporated by reference to the Company’s Form 10-SB/A as filed with the Securities Exchange Commission on January 10, 2006.

(3) Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(4) Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(5) Incorporated by reference Exhibit A to the Company’s Schedule DEF14A (Proxy Statement) as filed with the Securities and Exchange Commission on September 8, 2006

(6) Incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on September 12, 2006.

(7) Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on November 29, 2006.

(8) Incorporated by reference to Exhibit 10.23 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(9) Incorporated by reference to Exhibit 10.24 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(10) Incorporated by reference to the Company’s Form 10-KSB as filed with the Securities Exchange Commission on January 16, 2007.

(11) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 10, 2006.

(12) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 1, 2006.

(13) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 6, 2006.

(14) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 22, 2006.

(15) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on September 28, 2006.

(16) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 23, 2007.

(17) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 23, 2007.

(18) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 3, 2008..

(19) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 26, 2008.

(20) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 29, 2008.

(21) Incorporated by reference to Ron and Stacey Guill’s Schedule 13-D as filed with the Securities and Exchange Commission on December 24, 2008.

(22) Incorporated by reference to the Company’s Form 10-KSB as filed with the Securities and Exchange Commission on December 30, 2008.

(23) Incorporated by reference to the Company’s registration statement on Form S-1 as filed with the Securities and Exchange Commission on February 27, 2009

(24) Incorporation by reference to the Company Form 10-Q as filed with the Securities and Exchange Commission on August 12, 2009.